                                 LETTER AGREEMENT

                                 January 15, 1998



RTW, Inc.
8500 Normandale Lake Boulevard, Suite 1400
Bloomington MN 55439

Carl B. Lehmann
President and Chief Executive Officer
RTW, Inc.
8500 Normandale Lake Boulevard, Suite 1400
Bloomington MN 55439


Re: Election to Partially Convert Non-Qualified Stock Option Agreement into Incentive Stock Option Agreement

This letter agreement is entered into as of January 15, 1998 by RTW, Inc., a Minnesota corporation ("RTW" or the "Company"), and Carl B. Lehmann ("Lehmann"). The Company and Lehmann have entered into an employment letter agreement dated November 24, 1997 (the "Employment Agreement"). Effective as of November 24, 1997, the Company also granted to Lehmann a non-qualified stock option to purchase 500,000 shares of RTW, Inc. Common Stock (the "Option Agreement").

Pursuant to Section 3(a) of the Employment Agreement and in accordance with
Section 1 of the Option Agreement, Lehmann may, and desires to, prior to February 1, 1998, elect to surrender a portion of the option shares under the Option Agreement and have a separate Incentive Stock Option Agreement issued to him for the same number of option shares as he surrenders.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, RTW and Lehmann hereby agree as follows:

         1. Lehmann hereby surrenders the right to purchase 42,855 shares pursuant to the Option Agreement and the Company agrees to issue an Incentive Stock Option Agreement for 42,855 shares to Lehmann.

         2.    Section 1 of the Option Agreement is amended to read as follows:

               "1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (hereinafter called the "Option") to purchase from the Company all or any part of an aggregate amount of 457,145 shares of the Common Stock of the Company (the "Option Shares") on the terms and conditions herein set forth."

         3. Section 4 of the Option Agreement is hereby amended to read as follows:

               "4.   EXERCISE OF OPTION. Thereafter, subject to the terms and
               conditions hereof, the Option may be exercised as follows:

                     (a) From the Employment Date, the Option may be exercised as of 110,715 shares.
                     (b) From and after 12 months from the Option Date, the Option may be exercised as to an additional 125,000 shares.
                     (c) From and after 24 months from the Option Date, the Option may be exercised as to an additional 110,715 shares.
                     (d) From and after 36 months from the Option Date, the Option may be exercised as to an additional 110,715 shares."

         Accepted and agreed to by the undersigned as of the 15th day of January, 1998.

RTW, INC.


By:  /s/ Alfred L. Latendresse                          /s/ Carl B. Lehmann
   -----------------------------                     -------------------------
Its:   Chief Financial Officer                            Carl B. Lehmann